AMENDED AND RESTATED

BYLAWS

OF

SYSCO CORPORATION

(A Delaware Corporation)

ARTICLE I
STOCKHOLDERS

1.  CERTIFICATES REPRESENTING STOCK; UNCERTIFICATED SHARES. Shares of stock in the Corporation may be represented by certificates or may be issued in uncertificated form in accordance with the Delaware General Corporation Law, as amended (the “General Corporation Law”). The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board of Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares represented. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and may require the owner of any lost, stolen, or destroyed certificate, or his, her or its legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

2.  STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation, in accordance with the terms and procedures as outlined in the General Corporation Law.

3.  RECORD DATE FOR STOCKHOLDERS. (a) Meetings; Dividends and Distributions. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may, except as otherwise provided herein or required by law, fix a record date which shall not be more than 60 nor less than ten days before the date of any meeting, and shall not be more than 60 days prior to any other action taken, and, in any event, may not precede the date on which the resolution fixing the record date is adopted. If no record date is fixed by the Board of Directors (i) the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (including by electronic transmission as permitted by the General Corporation Law), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors may within ten days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 3(b)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 3(b) or otherwise within ten days after the date on which such a request is received, the record date for determining stockholders entitled to consent to such corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the date on which the Board of Directors adopts the resolution taking such action.

4.  MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation.

5.  STOCKHOLDER MEETINGS.

- Time. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on the date and at the time and place, if any, or by means of remote communications, if any, fixed by the Board of Directors. A special meeting shall be held on the date and at the time fixed by the Board of Directors.

- Call. Special meetings, other than those required by statute, may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the whole board. The use of the phrase “whole board” in these bylaws refers to the total number of directors that the Corporation would have if there were no vacancies.

- Notice and Waiver of Notice. Notice of all meetings shall be given in any manner permitted by the General Corporation Law and, if more than one manner is permitted, in the manner elected by the Corporation, and shall state the place, if any, date, and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of any other business which may properly come before the meeting. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall be given by the Corporation not less than ten days nor more than 60 days before the date of the meeting, except as otherwise required by the General Corporation Law. Notice shall be deemed to be given at the time prescribed in the General Corporation Law for the manner of notice. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 233 of the General Corporation Law. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity with this Section 5. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. Notice need not be given to any stockholder who submits a written waiver of notice or a waiver by electronic transmission before or after the time of the event for which notice is to be given. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any waiver of notice. Any previously scheduled meeting of stockholders may be postponed, and any special meeting of stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

- Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting in the manner provided by the General Corporation Law. The stockholder list shall also be open to examination of any stockholder during the whole time of the meeting as provided by the General Corporation Law. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this section or to vote at any meeting of stockholders.

- Conduct of Meeting. Meetings of the stockholders shall be presided over by the Chairman of the Board, or in his or her absence by a person designated by the Board of Directors, or in the absence of a person so designated, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. The chairman of the meeting  shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem in order to the chairman of the meeting. The chairman of the meeting shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

- Proxy Representation. Every stockholder may authorize another person or persons to act for him, her or it by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be authorized by the stockholder, by the stockholder’s attorney-in-fact or as otherwise permitted by the General Corporation Law, by an instrument in writing or by a transmission permitted by the General Corporation Law and filed in accordance with the procedure established for the meeting. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly authorized proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

- Inspectors. The Board of Directors, in advance of any meeting, may, and to the extent required by the General Corporation Law or stock exchange regulations shall, appoint one or more inspectors to act at the meeting or any adjournment thereof. In case any person who may be appointed as an inspector fails to appear or fails or refuses to act, the Board of Directors may, and to the extent required by the General Corporation Law or stock exchange regulations shall, fill the vacancy by appointment made in advance of the meeting or, if no such appointment is made, the chairman of the meeting shall fill the vacancy at the meeting. Each inspector before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him, her or them and execute a certificate of any fact found by him, her or them.

- Quorum. The holders of thirty-five percent (35%) of the shares entitled to vote shall constitute a quorum at a meeting of stockholders for the transaction of any business except where the General Corporation Law provides otherwise.

- Voting. Except as may otherwise be provided in the certificate of incorporation, or in a resolution of the Board of Directors in accordance with Section 151 of the General Corporation Law, each share of stock shall entitle the holder thereof to one vote. At each meeting of the stockholders for the election of directors at which a quorum is present, each director to be elected shall be elected by a majority of the votes cast; provided, that if the number of nominees exceeds the number of directors to be elected at such meeting as of the meeting’s record date, then each director to be elected shall be elected by a plurality of the votes cast. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected thereafter at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws. Any other action shall be authorized by a majority of the votes cast except where the certificate of incorporation, bylaws or the General Corporation Law provide otherwise. In the election of directors, voting need not be by written ballot. Voting by written ballot shall not be required for any other corporate action, except as otherwise provided by the General Corporation Law.

6.  STOCKHOLDER ACTION WITHOUT MEETINGS. (a) Written Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if less than all of said stockholders, but not less than those having at least the minimum voting power required to take corporate action in writing under the provisions of the General Corporation Law, shall consent in writing to such corporate action; provided that prompt notice be given to all stockholders of the taking of such action without a meeting and by less than unanimous written consent.

(b) Review of Written Consent. In the event of the delivery, in the manner provided by Section 3(b) or otherwise in accordance with applicable law, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations (each such written consent and related revocation is referred to in this Section 6(b) as a “Consent”), the Secretary shall provide for the safe-keeping of such Consent and shall conduct such reasonable investigation as he or she deems necessary or appropriate for the purpose of ascertaining the validity of the Consent and all matters incident thereto, including, without limitation, whether stockholders having the requisite voting power to authorize or take the corporate action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the election, designation, appointment, removal or replacement of one or more members of the Board of Directors, the Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing the actions of the Secretary under this Section 6(b). For the purpose of permitting the Secretary or the independent inspectors (as the case may be) to perform the functions under this Section 6(b), no action by written consent without a meeting shall be effective until such date as the Secretary or the independent inspectors (as the case may be) certify to the Corporation that the Consents delivered to the Corporation in accordance with Section 6(b) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 6(b) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent, whether before or after such investigation or certification by the Secretary or the independent inspectors (as the case may be), or to take any other actions including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation.

(c) Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the written consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the date the earliest dated written consent was delivered in accordance with Section 3(b) or otherwise delivered in accordance with applicable law, a written consent or consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in Section 3(b) or otherwise delivered in accordance with applicable law. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 6 to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the General Corporation Law.

7.  ADVANCE NOTICE PROVISIONS FOR ELECTION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 7.

In addition to any other applicable requirements, for a nomination to be made by a stockholder such stockholder must have (i) given timely notice thereof in proper written form to the Secretary of the Corporation, (ii) if the stockholder, or the beneficial owner on whose behalf any such nomination is made, has provided the Corporation with a Nomination Solicitation Notice (as defined herein), such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must have included in such materials the Nomination Solicitation Notice and (iii) if no Nomination Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such nomination must not have solicited a number of proxies sufficient to have required the delivery of the Nomination Solicitation Notice under this section.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 90 days nor more than 130 days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or is delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business 90 days prior to such annual meeting or the tenth day following the day on which such notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs (and in no event shall the public announcement of an adjournment of the meeting commence a new time period for a giving of a stockholder’s notice under this section). As used herein, the term “public announcement” refers to disclosure in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and record address of such stockholder and such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder or beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder or beneficial owner intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (c) whether such stockholder or beneficial owner has delivered or intends to deliver a proxy statement and form of proxy to a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Nomination Solicitation Notice”). Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

8.  STOCKHOLDER PROPOSALS; BUSINESS TO BE TRANSACTED AT MEETINGS. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof). No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of record of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 8 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 8.

In addition to any other applicable requirements (including, without limitation, Securities and Exchange Commission rules and regulations with respect to matters set forth in this Section 8), for business to be properly brought before an annual meeting by a stockholder, (i) such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, (ii) such business must be a proper matter for stockholder action under the General Corporation Law, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal is made, has provided the Corporation with a Solicitation Notice (as defined herein), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, and must have included in such materials the Solicitation Notice and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such nomination must not have solicited a number of proxies sufficient to have required the delivery of the Solicitation Notice under this section.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 130 days prior to the date of the anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or is delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business 90 days prior to such annual meeting or the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public announcement of the date of the annual meeting was first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for a giving of a stockholder’s notice under this Section 8.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder or beneficial owner and any material interest of such stockholder or beneficial owner in such business, (v) the names and addresses of other stockholders and beneficial owners known by the stockholder or beneficial owner proposing such business to support the proposal, and the class and number of shares of the Corporation's capital stock known to be beneficially owned by such other stockholders and beneficial owners, (vi) a representation that such stockholder or beneficial owner intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vii) whether such stockholder or beneficial owner has delivered or intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required to carry the proposal (an affirmative statement of such intent, a “Solicitation Notice”).

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 8, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 8 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

ARTICLE II
DIRECTORS

1.  FUNCTIONS AND DEFINITION. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

2.  QUALIFICATION AND NUMBER. The Board of Directors shall consist of not less than five nor more than fifteen persons, with the exact number of directors, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, determined from time to time by a majority of the whole board.

The directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided into three classes as nearly equal in size as practicable. At each annual election, the successors to the class of directors whose term expires at that time shall be elected to hold office for the term of three years to succeed those whose term expires, so that the term of office of one class of directors shall expire in each year. Each director shall hold office for the term for which he is elected or appointed or until his successor shall be elected or qualified, or until his death, removal or resignation. Newly created directorships resulting from an increase in the number of directors by action of the Board of Directors, may be filled by the Board of Directors at the meeting at which the number of directors is increased, or any subsequent meeting of the directors, by a majority of the directors then in office, although less than a quorum, or by the stockholders at a meeting called for the purpose of electing directors.

3.  ELECTION, TERM AND VACANCIES. Directors who are elected at an annual meeting of stockholders, and directors who are elected or appointed in the interim to fill vacancies and newly created directorships, shall hold office until the term of office of the class to which they are elected or appointed has expired and until their successors have been elected and qualified or until their earlier resignation, removal or death. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. No decrease in the number of authorized directors shall shorten the term of any incumbent director. Vacancies resulting from the resignation, removal or death of a director may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum or by the sole remaining director.

4.  MEETINGS.

- Time, Place, Call, and Notice or Waiver of Notice. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. No call shall be required for regular meetings for which the time and place have been fixed, and no notice of regular meetings shall be required. Special meetings of the Board of Directors may be called by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President or a majority of the whole board and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date and time of each such special meeting shall be given to each director (unless waived by such director) by mailing written notice not less than five days before the meeting or by telephone, facsimile or other electronic transmission not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

- Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

- Quorum and Action. A majority of the whole board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except where the certificate of incorporation, bylaws or the General Corporation Law provide otherwise, the act of the Board shall be the act by vote of a majority of the directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these bylaws which govern a meeting of directors held to fill vacancies and newly created directorships on the Board.

5. CHAIRMAN OF THE BOARD. The Board of Directors shall elect a chairman from among its members to preside at meetings of the Board of Directors. The Chairman of the Board, if present and acting, shall preside at all meetings of the Board. Otherwise, another director chosen by the Board shall preside. The Chairman of the Board shall have such powers and shall discharge all such other duties as are set forth in these bylaws and as the Board of Directors shall prescribe from time to time.

6. REMOVAL OF DIRECTORS. Any and all of the directors may be removed only for cause by the stockholders.

7. COMMITTEES. The Board of Directors may designate one or more committees consisting of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation subject to applicable law and stock exchange regulations, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

8. BOARD ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE III
OFFICERS

The Board of Directors shall elect a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, and a Treasurer, and may elect a Vice Chairman thereof, one or more Vice-Presidents, Assistant Secretaries, and Assistant Treasurers, and may elect or appoint such other officers and agents as are desired. Any number of offices may be held by the same person. The Vice Chairman, the President, or any other director chosen by the Board, shall serve in lieu of the Chairman of the Board in the absence, disqualification, death or removal of the Chairman.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor has been elected and qualified or until earlier resignation or removal. Any officer may resign at any time upon notice given in writing or by electronic transmission.

The Chief Executive Officer shall, subject to the oversight of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors.

Unless the Board specifies another officer, the President shall be the chief operating officer of the Corporation. The President shall make reports to the Board of Directors and stockholders and perform all such other duties as are incident to his or her office or are properly required of him or her by the Board of Directors.

The Chief Financial Officer shall have overall supervision of the financial operations of the Corporation and perform all such other duties as are incident to his or her office or are properly required of him or her by the Board of Directors.

Unless otherwise provided by the Board of Directors, the Vice Presidents, during the absence or disability of the President, in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him or her from time to time by the Board of Directors.

The Secretary shall issue notice of all meetings of stockholders and directors, shall keep minutes of all meetings, shall have charge of the seal of the Corporation and the corporate books, and shall make such reports and perform such other duties as are incident to his or her office, or are properly required of him or her by the Board of Directors.

The Assistant Secretaries, in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

The Treasurer shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. The Treasurer shall disburse the funds of the Corporation in payment of the just demands against the Corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him or her, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform all duties incident to the office or that are properly required of him or her by the Board of Directors.

The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his or her place, the Board of Directors may, from time to time, delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting.

The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

The Board of Directors may remove any officer for cause or without cause.

ARTICLE IV
CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe. The Corporation seal may be a facsimile seal, if the Board shall so determine.
ARTICLE V
FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI
AMENDMENT AND REPEAL OF BYLAWS

These bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors, by the vote of a majority of the whole board, or by the stockholders, by the vote of the holders of a majority of the shares outstanding and entitled to vote.

ARTICLE VII
INDEMNIFICATION

(a)  Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in paragraph (c) of this Article VII hereof with respect to proceedings to enforce rights to indemnification or advancement, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Any director or officer of the Corporation serving, in any capacity, and any other person serving as a director or officer at (i) another organization of which a majority of the outstanding voting securities representing the present right to vote for the election of its directors or equivalent executives is owned directly or indirectly by the Corporation, or (ii) any employee benefit plan of the Corporation or of any organization referred to in clause (i), shall be deemed to be doing so at the written request of the Board of Directors.

(b) Right to Advancement of Expenses. In addition to the right to indemnification conferred in paragraph (a) of this Article VII, an indemnitee shall also have the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses;” provided, however, that, if the General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

(c) Right of Indemnitee to Bring Suit. If a claim under paragraph (a) or (b) of this Article VII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

(d) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

(e) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

(f) Nature of Rights. The rights to indemnification and to the advancement of expenses conferred upon indemnitees in this Article VII (i) shall be contract rights based upon good and valuable considerable, pursuant to which an indemnitee may bring suit as if the provisions of this Article VII were set forth in a separate written contract between the indemnitee and the Corporation, (ii) are intended to be retroactive and shall be available with respect to events occurring prior to the adoption of this Article VIII and (iii) shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or his or her successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

(g) Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Article VII shall not in any way be affected or impaired thereby and (ii) to the fullest extent permitted by law, the provisions of this Article VII (including, without limitation, each such portion of this Article VII containing any such provisions held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(h) Settlement of Claims. The Corporation shall not be liable to indemnify any indemnitee under this Article VII for any amounts paid in settlement of any proceeding (or part thereof) effected without the Corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such proceeding.

(i) Subrogation. In the event of payment under this Article VII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

(j) Procedures for Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Article VII, determination of the entitlement of any person thereto, and review of any such determination.

ARTICLE VIII
RECORDS

The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE IX
SUBJECT TO LAW AND
CERTIFICATE OF INCORPORATION

All powers, duties and responsibilities provided for in these bylaws, whether or not explicitly so qualified, are qualified by the certificate of incorporation and applicable law.

CERTIFICATION

I, Michael C. Nichols, hereby certify that the foregoing is a true and complete copy of the Amended and Restated Bylaws of Sysco Corporation adopted by its Board of Directors on May 11, 2007.

/s/ Michael C. Nichols
Secretary

[CORPORATE SEAL]